Exhibit 5.1

[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]

Writer’s Direct Dial: (212) 225-2420

E-Mail: sshalen@cgsh.com

July 26, 2005

Southwestern Energy Company

2350 North Sam Houston Parkway East

Suite 300

Houston, Texas 77032

Ladies and Gentlemen:

We have acted as counsel to Southwestern Energy Company (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of the Company’s shares of common stock (the “Common Shares”) or debt securities (the “Debt Securities” and, together with the Common Shares, the “Securities”) up to an aggregate initial public offering or purchase price of U.S. $600,000,000, or the equivalent thereof.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)     the indenture dated as of December 1, 1995 (the “Indenture”) between the Company and The First National Bank of Chicago (now J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”); and

(c)     the amended and restated articles of incorporation and the amended and restated by-laws of the Company.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.              The Company is a validly existing corporation in good standing under the laws of Arkansas.

2.              With respect to the Common Shares, when (i) the Board of Directors of the Company (the “Company Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters, and (ii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, upon payment of the consideration therefor provided for therein, or (b) upon conversion or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exchange as approved by the Company Board, for the consideration approved by the Company Board, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.              With respect to the Debt Securities to be issued under the Indenture, when (i) the Company Board has taken all necessary corporate action to approve the creation, issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, any supplemental indenture thereto and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of Arkansas.

Insofar as the foregoing opinions relate to the authorization, execution, delivery, validity, binding effect or enforceability of any agreement or obligation of the Company, we

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have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of New York).

In giving the foregoing opinions we have relied without independent investigation, as to matters relating to the law of Arkansas, on the opinion of Jeffrey L. Dangeau, General Counsel of Arkansas Western Gas Company, the Company’s wholly owned subsidiary, a copy of which is filed as Exhibit 5.2 to the Registration Statement, and our opinions are subject to all of the limitations and qualifications contained therein. Except insofar as we have relied on such opinion, the foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the SEC.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Stephen H. Shalen

Stephen H. Shalen, a partner

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